RS|investments

April 5, 2011

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA 02116

Attn: Legal Department / Elizabeth A. Watson

Ladies and Gentlemen:

Reference is made to the Administration Agreement between us dated as of May 1, 2007, including Schedule A as amended and restated most recently on August 10, 2010 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide written notice of the addition of two new series of RS Investment Trust (the “Trust”), namely RS Global Growth Fund and RS Greater China Fund (each an “Additional Fund”).

In accordance with the provision entitled “Appointment of Administrator” of the Agreement, we request that effective as of the date set forth above, you confirm that you have acted since their respective formation, and will act, as Administrator with respect to the Additional Fund and that Exhibit A to the Agreement be amended in its entirety and replaced with a new Exhibit A attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

Very truly yours, RS Investment Trust, on behalf of each of its series set forth on Schedule A hereto (separately, and not jointly or jointly and severally)

By:	/s/ James E. Klescewski
Name: Title:	James E. Klescewski Treasurer

RS|investments

Accepted: RS Variable Products Trust, on behalf of each of its series set forth on Schedule A hereto (separately, and not jointly or jointly and severally)

By:	/s/ James E. Klescewski
Name: Title:	James E. Klescewski Treasurer

Accepted: STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Title:	Michael F. Rogers Executive Vice President

EXHIBIT A

Amended and Restated as of May 1, 2011

The following entities are each referred to herein as a “Fund” and are collectively referred to herein as the “Funds”:

Funds	Classes
RS Investment Trust

RS Large Cap Alpha Fund	A,B,C,K,Y

RS Small Cap Growth Fund	A,C,K,Y

RS Emerging Markets Fund	A,B,C,K,Y

RS Floating Rate Fund	A,C,K,Y

RS Partners Fund	A,K,Y

RS S&P 500 Index Fund	A,B,C,K

RS Select Growth Fund	A,C,K,Y

RS Small Cap Equity Fund	A,B,C,K,Y

RS Strategic Income Fund	A,C,K,Y

RS Tax-Exempt Fund	A,C,Y

RS Value Fund	A,C,K,Y

RS Capital Appreciation Fund	A,C,K,Y

RS Global Growth Fund	A,C,K,Y

RS Greater China Fund	A,C,K,Y

RS Variable Products Trust

RS Large Cap Alpha VIP Series	I

RS Emerging Markets VIP Series	I

RS Global Natural Resources VIP Series II	II

RS High Yield VIP Series	I

RS International Growth VIP Series	I

RS Investment Quality Bond VIP Series	I

RS Low Duration Bond VIP Series	I

RS Money Market VIP Series	I

RS Partners VIP Series	I

RS S&P 500 Index VIP Series	I

RS Small Cap Growth Equity VIP Series	I

RS Value VIP Series	II